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                                                                   Exhibit 10.13

[*] Confidential treatment requested


                      MANUFACTURING AND SUPPLY AGREEMENT

MANUFACTURING AND SUPPLY AGREEMENT ("Agreement") dated as of December 1, 1998 ("Effective Date"), between Makoff R&D Laboratories, Inc. with offices at 4640 Admiralty Way, Suite 71 0, Marina del Rey, CA 90292, United States of America ("R&D"), on the one hand, and Rhone-Poulenc Rorer Ltd, an English company with a manufacturing facility at Rainham Road South, Dagenham, Essex ("RPR") and Rhone-Poulenc Rorer GmbH, a German company with offices at Nattermannallee 1, D 5000 Koln 30, Germany ("RPR GmbH"), on the other hand.

Whereas, R&D and RPR GmbH have entered into a Distribution Agreement dated June 24, 1993, as amended to date (the "Distribution Agreement") and a Trademark Agreement dated August 26, 1993, as amended to date, (the "Trademark Agreement") (collectively the "Prior Agreements"), which grant R&D the exclusive right to import the Product (as defined below) into, and to use and sell the Product in, the Territory (as each term is defined below); and

Whereas, RPR GmbH and RPR (an affiliate of RPR GmbH), on the one hand, and R&D, on the other hand, desire to enter into this Agreement under which RPR will supply to R&D all of R&D's requirements of the Product, and R&D will purchase all of its requirements of the Product from RPR.

Therefore, in consideration of the mutual covenants and consideration set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                           ARTICLE I. -- DEFINITIONS
                           -------------------------

1.1 "Product" shall mean Ferrlecit(R) Injection, a sodium ferric gluconate complex in sucrose manufactured by RPR in accordance with the Specifications (as defined below).

1.2 "Specifications" shall mean all conditions, processes, methods and parameters as contained and approved in the NDA (as defined below), including those release specifications set forth in Exhibit A, as may be amended by written agreement of the parties.

1.3 "Labeling/Packaging Specifications" shall mean those specifications provided pursuant to the provisions of Article II-C, but shall exclude those labeling and/or packaging specifications required under the NDA.

1.4 "Regulatory Approval" shall mean, with respect to any country in the Territory, all governmental and regulatory registrations and approvals (including, but not limited to, approvals of all final Product labeling) required for the marketing, distribution and sale of the Product in such country.
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1.5  "Territory" shall mean the United States of America and its possessions,
Canada, Greece, Argentina, Chile, Mexico, United Kingdom, Ireland, Japan, and Singapore.

1.6 "NDA" shall mean the New Drug Application, as defined in the U.S. Federal Food, Drug and Cosmetics Act (the "Act"), with respect to the Product, filed on December 30, 1997 with the United States Food and Drug Administration ("FDA"), as amended or supplemented from time to time.

1.7 "Date of Manufacture" shall mean the date on which the constituent materials were first mixed.

1.8 Capitalized terms used but not defined in this Agreement shall have the meaning attributed to them in the Distribution Agreement.

                     ARTICLE II. -- SUPPLY OF THE PRODUCT
                     ------------------------------------

A.   EXCLUSIVE SUPPLY OF THE PRODUCT. During the term of this Agreement, RPR
     -------------------------------
shall supply R&D on an exclusive basis with all of its requirements of the Product for the Territory, and R&D shall purchase all of its requirements of the Product for the Territory from RPR, according to the terms of this Agreement, including Exhibit B. RPR GmbH shall be jointly and severally liable with RPR for the performance of all of RPR obligations under this Agreement.

B.   FORECASTS, ORDERS, PRICES-AND TERMS
     -----------------------------------

1. On or before execution of this Agreement and on the first day of each calendar quarter thereafter, R&D shall provide RPR with a written [*] rolling forecast, by calendar month, of R&D's requirements of Product. All forecasts shall be prepared in good faith in order to facilitate RPR's manufacture and shipment of the Product in compliance with this Agreement. The initial rolling [*] forecast will cover the period from [*]. RPR hereby confirms that R&D has provided RPR with this initial [*] forecast. Each month of each successive [*] rolling forecast provided to RPR shall be firm and unchanged from the same month in the previous [*] rolling forecast, except that:

     a) R&D shall add an additional calendar quarter forecast by month to the end of the quantities projected in the previous [*] rolling forecast; and

     b) R&D may change the quantities that had been forecasted in months [*] in the previous [*] rolling forecast, which months will now become months [*] in the current [*] rolling forecast; provided, however, that the change in previously projected quantities for months [*], as they become months [*], may be no more than plus or minus [*] of the amounts that were previously projected (when they were months [*] in the previous [*] rolling forecast).

2. The parties acknowledge that R&D has provided RPR with R&D's firm, binding purchase orders for Product to be delivered by RPR during the initial [*] period (the calendar year 1999). For all periods during the term of this Agreement following such initial [*] period, firm purchase orders for Product shall be placed by R&D with not less than [*] lead time prior to

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the shipment or other release date(s) requested by R&D, unless RPR agrees to and accepts an order for shipment in less than [*].

During the term of this Agreement, R&D shall ensure that all of its orders for shipment in any calendar month are, with respect to each of the first [*] covered by each [*] rolling forecast, in a range of not less than [*]% and not more than [*]% of the quantities forecast for such month, as set forth in such rolling forecast. However, notwithstanding the foregoing, the parties have agreed to a range of no less than [*]% and no more than [*]% of R&D's projected orders for the initial [*] of production. The applicable acceptable range set forth above will be referred to hereinafter as the "Relevant Band." RPR shall not be obligated to accept orders outside the Relevant Band for any period. Although RPR and R&D have agreed to discuss orders that fall outside the Relevant Band, RPR shall be entitled to accept, or decline to accept, any increase or decrease in such orders, in RPR's sole discretion.

R&D has an obligation to order a minimum annual quantity of [*] ampoules of Product. Each purchase order shall include (a) the quantity of Product to be purchased, (b) the requested shipping date(s) therefor; (c) any relevant shipping instructions; and (d) any other information dictated by the circumstances of the order. RPR may require R&D to place orders in full batch size, e.g., approximately [*] ampoules, or multiples thereof. (The parties acknowledge that although the normal batch size for the Product is [*] ampoules, the demonstrated average yield per batch is approximately [*] ampoules. R&D will only be responsible for paying RPR for the number of ampoules actually shipped). To the extent of any conflict or inconsistency between the Agreement and any purchase order, purchase order release, confirmation, acceptance or any similar document, the provisions of this Agreement shall govern.

Notwithstanding any contrary provision herein, in the event a purchase order submitted by R&D hereunder falls within the Relevant Band but does not meet the requirement that it equals a full batch size or a multiple thereof, the quantity of Product reflected on such purchase order shall be rounded down to the nearest multiple of the full batch size, even if such nearest multiple does not fall within the Relevant Band; provided, however, that R&D's orders for Product reflected in such purchase order plus R&D's orders for Product either (i) to be delivered during the [*] following the delivery date for such purchase order, or
(ii) reflected in the next [*] purchase orders submitted by R&D, if the latest delivery dates for all such [*] purchase orders is earlier than such [*] shall on an aggregate basis fall within the Relevant Band.

3. RPR shall accept purchase orders issued to it by R&D that are within the Relevant Bands and other terms specified above by written notification to R&D within [*] after receipt of such purchase order. If RPR cannot satisfy a purchase order in full, either as to delivery schedule or as to quantities ordered, it shall so inform R&D within such [*] period, detailing in writing the extent to which that purchase order cannot be satisfied. If RPR is unable to satisfy a purchase order in full it shall endeavor to make up the difference in the next calendar quarter or allow R&D to add the difference to a future order even though it would violate the Relevant Band. This make up window would be suspended during periods when the RPR facility is not in operation.

4. RPR shall manufacture and ship Product pursuant to R&D's purchase orders accepted by RPR. Delivery by RPR of quantities that are at least [*]% and no more than [*]% of the

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quantities ordered shall be accepted by R&D as satisfactory performance under this Agreement. However, in making a determination as to whether RPR has satisfied these percentages, only the actual ampoules yielded from each batch and shipped to R&D will be taken into account. For the purposes of this Agreement, a timely shipment shall be a shipment made by RPR, through R&D's carrier, a common carrier, or other method designated by and for the accounts and at the expense of R&D no later than [*] from the shipment date set forth in the applicable purchase order.

However, notwithstanding the foregoing, if RPR has provided R&D with between [*]% and [*]% of the quantities ordered, R&D would have the option to reduce its future orders by the amount of such excess. R&D would have to notify RPR of R&D's intention in this regard within [*] of its receipt of such excess Product.

5. The purchase price for each pack of [*] ampoules shall be [*] ex works RPR (Incoterms 1990). R&D shall pay such purchase price to RPR GmbH as follows: R&D shall arrange for an irrevocable and confirmed Letter of Credit at sight payable to RPR GmbH and RPR shall make available Product as provided for in this Agreement upon RPR GmbH's draw down under such Letter of Credit. These shipments will be made available for R&D's carrier to pickup at RPR's factory and, if the carrier selected by R&D is located on site at RPR, then RPR will arrange the logistics of such shipment with R&D's carrier.

6. All shipments of the Product shall be shipped to a single R&D designated site in the U.S., or in the case of orders for non-U.S. portions of North America, South America, Europe or Asia, respectively, a single site within each such geographic region. The parties will work together to develop mutually acceptable procedures for packaging and other logistical issues relating to the Product for marketing. All shipments shall be ex works RPR's manufacturing facility (Incoterms 1990), and shall be accompanied by a certificate of analysis, a statement of conformance with deviation reports, if applicable, and a packing slip that describes the Product, the NDC number, date of manufacture, the batch number(s), expiry date(s), batch quantities, the number of pallets per batch, storage conditions the purchase order number and shows the shipment's destination (as specified above). Title and risk of loss or damage to any Product sold by RPR to R&D hereunder shall pass to R&D upon delivery by RPR to the carrier at RPR's facility. R&D shall use its best efforts to designate a carrier at the time of issuance of each purchase order to RPR, provided, however, that if R&D fails to designate a carrier on its purchase order, RPR may select a carrier for the account and risk of R&D.

C.   LABELING AND PACKAGING
     ----------------------

1. The Product will be suitably packed for transit, each pallet or outer package being labeled with:

     a)   the Product's approved name
     b)   RPR batch number(s)
     c) RPR total batch number quantity (if it has been specified) and individual pallet quantities
     d)   RPR name and address
     e)   NDC number and bar code on shipper

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     f)   Destination address(ees)
     g)   Product tariff code as provided to RPR by R&D
     h)   Partial pallet recognition (where applicable)
     i)   Storage conditions

Any change in packaging for transportation from those used on the ship test performed in August, 1998, must first be approved in writing by R&D. Damage caused to the Product, that is a direct result of RPR's negligence in packaging the Product, shall be RPR's responsibility and RPR shall reimburse R&D for such damage promptly.

2. R&D shall supply to RPR all labeling for the Product, including label design and artwork (the "Labeling/Packaging Specifications"). Label design shall include, but not be limited to, labeling for the ampoule, carton, foil and package insert. When provided, the Labeling/Packaging Specifications shall become part of the Specifications for the Product. R&D represents and warrants that the Labeling/Packaging Specifications provided to RPR shall be in full conformity with Regulatory Approvals and all applicable laws and regulations, and RPR represents and warrants that it shall package and label the Product in accordance with such Labeling/Packaging Specifications provided by R&D. RPR will purchase ampoule labels as specified by R&D and overprint the applicable batch numbers and expiration date. RPR will also print in-house all labels for the corrugated cases (shippers) used to ship the Product. RPR will arrange to have the foil (if printing is required) and the package insert printed by third parties.

3. The accurate reproduction of the labeling in accordance with the Packaging/Labeling Specifications provided by R&D is the responsibility of RPR. On the packaging for the Product, R&D shall identify RPR as the manufacturer of the Product as and to the extent permitted by applicable laws and regulations. No changes shall be made to the artwork provided by R&D, or the label produced therefrom, without R&D's written approval. R&D shall supply to RPR a printed and/or electronic copy of the approved copy for all labels and labeling. R&D will be provided with, and will promptly sign-off on, proofs for each label.
RPR shall maintain at all times sufficient inventories of labels and packaging material to produce the Product, in accordance with the terms of the forecast submitted by R&D. R&D shall reimburse RPR for RPR's costs of printing all package inserts for the Product. RPR will separately invoice R&D for these costs which are estimated at [*] per 1000 two-sided package inserts. To the extent that RPR agrees to assist R&D in the logistics of the preparation of any of the artwork necessary for labeling and packaging, R&D agrees to promptly either directly pay for, or reimburse RPR for, any expenditure that RPR incurs in connection with such work. R&D is responsible for all costs associated with all changes to any labeling for the Product, including the costs of any obsolete stock of any labeling or packaging. If R&D so requests, RPR will cooperate with R&D in arranging for R&D to audit the printer(s) used by RPR to print R&D's labels. All costs of such audit shall be borne exclusively by R&D.

4.   The Product shall be packaged as follows.

     a) Individual ampoules will be labeled and packed into a plastic tray, which will hold [*] ampoules. The tray will be sealed with foil lidstock.

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     b)   Two trays ([*] ampoules) will be packaged in a carton with one package insert.

     c) [*] cartons will be packed into a corrugated case (the shipper) that will have a mutually agreed upon label.

     d) [*] shippers will be stacked and cling film wrapped to each pallet, except in the case where partial palletization is necessary.

     e) The dimension of the pallet will be [*] mm x [*] mm, with nominal thickness of [*] mm.

     f) There will be approximately [*] pallets for each batch. Partial pallets are acceptable, however, there shall be no mixing of batches on a pallet.

D.   INSPECTION OF SHIPMENTS
     -----------------------

1. RPR will be responsible for quality control testing (except for the molecular weight and sucrose testing that will be initially performed by R&D) and release of the Product. RPR will provide R&D with a Certificate of Analysis, packing slip and Statement of Conformance with the manufacturing process as defined in the NDA for all batches of Product shipped to R&D. Delivery of any Product by RPR to R&D, or its carrier, shall constitute a certification by RPR that the Product conforms at the time of such delivery to the Specifications. R&D, or its agent, and RPR shall store all Product in controlled conditions as specified in the Product Specifications and Labeling/Packaging Specifications. RPR accepts responsibility for the manufacture of Product to the Specifications.

2. Upon receipt of each shipment of Product by R&D at the destination specified in the shipping instructions, R&D agrees to inspect promptly each shipment to determine whether any portion of it failed to conform with the applicable Purchase Order or the Specifications. R&D will positively identify all batches of the Product received. In the event that any portion of any shipment failed to conform to the applicable Purchase Order or Specifications at the time of delivery to R&D's carrier in accordance with the terms of Article II.B.6, R&D may reject the non-conforming portion of the Product by giving written notice to RPR within [*] of R&D's receipt of such shipment. Such notice shall specify the manner in which the Product fails to meet the applicable purchase order or Specifications. Failing such notification, R&D shall be deemed to have accepted the shipment of Product, unless there is a later discovery of latent non-conformance not reasonably detectable by R&D's inspection, so long as such non-conformance is, after appropriate investigation, shown to be attributable to RPR, as opposed to a subsequent act or omission by R&D, or its agents.

3.   The following release procedures shall be followed:

     After all quality control testing (including molecular weight and sucrose initially performed by [*]) has been satisfactorily performed, RPR will prepare a Certificate of Analysis and a document package for each batch of Product and release such batch for shipment. RPR will forward 10 ampoules of each batch together with the corresponding paperwork to R&D and simultaneously arrange for dispatch of the Product to R&D's carrier at the Dagenham facility. After the Product has been physically received at the designated address in the United States (or

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at the address designated for non-US shipments) R&D, or its agents, would have
[*] to perform a visual inspection and a product identification test and to reject any allegedly non-conforming product in accordance with the terms of
Article II.D.2. above.

4. In the event of rejection for non-conformance in accordance with the terms of Article II.D.2, upon giving RPR such notification of non-conformance, R&D shall provide RPR with a reasonable opportunity, within [*] of such notification, to inspect the Product and make any appropriate adjustment or replacement. In all cases in which the parties agree that there is a shortage or non-conformance, RPR shall, at its own cost, endeavor to replace any shortage or non-conforming Product in the next quarter or allow R&D to add such shortage to a future order even though it would violate the Relevant Band; provided, however, that in the event any such nonconformance that triggers a rejection is attributable to a matter reflected in the Certificate of Analysis, packing slip or Statement of Conformance for the applicable shipment such that had R&D had a copy of such documents prior to shipment it would have caused the shipment to be aborted, RPR will refund to R&D the purchase price for such rejected Product pending replacement of the non-conforming Product.

Any such non-conforming Product shall, at RPR's direction, be destroyed by R&D at RPR's expense (and certified as so destroyed by R&D). Any dispute regarding the proper rejection of a shipment shall be submitted for testing to an independent laboratory to be mutually agreed upon. If the independent laboratory finds that the shipment in question or any part of it did not comply in all material respects with the Specifications at the time of delivery to R&D's carrier in accordance with the terms of Article II.B.6, RPR shall replace such supply of non-conforming Product in accordance with the terms hereof. RPR's supply of substitute Product which conforms to the Specifications shall satisfy and discharge any claims or potential claims of R&D against RPR with respect to such nonconforming Product.

5. During the pendency of a dispute that requires settlement by an independent laboratory, pending the resolution of such dispute RPR shall endeavor to replace the portion of the shipment under dispute and if it is not able to do so will allow R&D to add such amount to future relevant manufacture.

6. The parties agree to be bound by the determination of an independent laboratory as to whether the Product conformed to Specifications at the time of delivery to R&D's carrier in accordance with the terms of Article II.b.6. Costs of the independent laboratory's activities shall be borne by R&D if the Product in question is found to have conformed with the Specifications, and by RPR, if such Product is found not to have conformed with the Specifications.

E.   RECALLS
     -------

In the event any governmental agency having applicable jurisdiction shall order, or it shall otherwise become necessary to perform, any corrective action or market action with respect to the Product supplied hereunder, including any recall, field correction, market withdrawal, stock recovery, customer notice or restriction, if the cause of such corrective action or market action is due solely to RPR's failure to manufacture Product that conforms to the Specifications, then RPR shall reimburse R&D for the reasonable out-of-pocket costs incurred by R&D or its sub-distributor in notifying its customers of such action, conducting any required retrieval of Product

                                       7
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and replacing any retrieved Product. If the cause of such corrective action is due to any other reason, then R&D will be fully liable for the costs of such action. R&D, or its agents, will be exclusively responsible for handling all customer complaints, inquiries, and the like in the Territory, and RPR will appropriately cooperate with R&D concerning the same.

Upon being notified of the necessity for any corrective or market action with respect to the Product, including any recall, field correction, market withdrawal, stock recovery, customer notice or restriction, R&D shall promptly notify RPR in writing and provide RPR with any material details of which R&D is aware at the time of such notification.

F.   RPR MANUFACTURING CAPABILITIES
     ------------------------------

Within ninety (90) days of the date of the Agreement, RPR will submit to R&D its one and two year manufacturing capability plan for producing the Product in conformity with the terms and conditions of this Agreement. R&D shall promptly review the capability plan and confer with RPR respecting any mutually agreeable revisions to the plan. Notwithstanding R&D's review of such procedures, it is expressly acknowledged that RPR shall be responsible for complying with its obligations under this Agreement.

                ARTICLE III. -- GENERAL TERMS AND CONDITIONS
                --------------------------------------------

A.   CONFIDENTIALITY. All confidential and proprietary information of either RPR
     ---------------
and/or RPR GmbH, on the one hand, or R&D, on the other hand, disclosed to the other party hereunder or in connection herewith shall be governed by the confidentiality provisions of Article 9 of the Distribution Agreement.

B.   REPRESENTATIONS, WARRANTIES AND COVENANTS
     -----------------------------------------

1. Each of RPR GmbH and RPR, on the one hand, and R&D, on the other hand, represents and warrants to the other as follows:

     a) It has full corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

     b) It has obtained or applied for such permits, licenses and authorizations of governmental or regulatory authorities as are necessary to own its respective properties, conduct its business and consummate the transactions contemplated hereby.

2.   RPR represents and warrants to R&D that:

     a) All Product supplied by RPR to R&D under this Agreement shall be manufactured, tested and stored in accordance with the Specifications and the Technical Agreement attached hereto as Exhibit B and shall at the time of delivery to R&D's carrier in accordance with the terms of
          Article II.B.6 conform to the Specifications and the Technical Agreement attached hereto as Exhibit B;

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

     b) All Product supplied by RPR to R&D under this Agreement shall be manufactured in accordance with all current Good Manufacturing Practices as defined under the Act;

     c) No Product supplied by RPR to R&D under this Agreement shall at the time of delivery to R&D's carrier in accordance with the terms of
          Article II.B.6 be adulterated or misbranded within the meaning of Sections 303/304 of the Act; and

     d) All Product supplied by RPR to R&D's carrier in accordance with the terms of Article II.B.6, will be so supplied no more than four months after the applicable Date of Manufacture (as defined in Article 1.7) of such Product.

3. EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS CONTAINED IN THIS AGREEMENT, THE DISTRIBUTION AGREEMENT OR TRADEMARK AGREEMENT, NONE OF RPR, RPR GmbH OR R&D MAKES ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON INFRINGEMENT.

4.   CERTAIN COVENANTS
     -----------------

     a) During the Term, RPR shall provide to R&D as they become available copies of all Product-related correspondence from the FDA or any other applicable regulatory authority, and all inspection reports with respect to the Product issued by the FDA or any such other regulatory authority and related correspondence to the extent it concerns the Product.

     b) During the Term, R&D shall provide to RPR as they become available copies of all Product-related correspondence from the FDA or any other applicable regulatory authority in the Territory, and all inspection reports with respect to the Product issued by the FDA or any such other regulatory authority and related correspondence to the extent it concerns the Product.

     c) RPR shall inform R&D in writing, at least six (6) months in advance of any proposed change to the Specifications set forth herein, or the manufacturing process with respect to the Product, that may affect any Regulatory Approval for the Product. No such changes shall be made without the advance written approval of R&D, such approval not to be unreasonably withheld or delayed, and without all necessary regulatory submissions and approvals having been made and/or obtained.

     d) R&D shall receive, store and distribute the Product in accordance with all applicable regulatory requirements, will engage in no conduct that renders the Product adulterated or misbranded within the meaning of Sections 303/304 of the Act, shall promote and distribute Product only in full compliance with applicable laws and regulations, and shall be solely responsible for the failure of itself, its Affiliates, agents and/or distributors, to comply with said laws and regulations.

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

C.   STANDARD COMPLAINT HANDLING PROCEDURES
     --------------------------------------

1. R&D and/or its relevant subdistributors shall be responsible in the Territory for receiving, recording and responding to all customer inquiries and/or complaints and all reports of alleged adverse drug experiences relating to Product. In this regard, R&D and/or its relevant subdistributors shall be responsible in the Territory for providing all medical information and for responding to all inquiries and complaints relating to medical information regarding the Product. R&D shall provide notice to RPR's Director of Quality Assurance at the Dagenham facility of all Products complaints received. RPR will investigate all complaints associated with the manufacturing and packaging of the Product, including any inactive ingredients or the container/closure system and all other packaging components for the Product. Upon completion of the necessary investigation, RPR will provide a written summary to R&D. R&D and/or its relevant subdistributors will be responsible for review of the complaint investigation information and preparation of a written response to the complainant. R&D will provide RPR with a copy of this written response. Furthermore, RPR shall be responsible for performing all necessary testing which should be performed under applicable current Good Manufacturing Practice regulations in the U.S. as a result of any customer complaint relating to the manufacturing of the Product. RPR shall, upon request, provide to R&D (subject to Article III.A hereof) such technical information related to formulation, manufacture, or stability of Product as is available to RPR to the extent necessary to assist R&D with its obligations hereunder. R&D shall be solely responsible for reporting to the FDA and all other government agencies in the Territory all post-marketing adverse drug experience reports with respect to the Product.

2. Each of RPR GmbH and R&D shall report to the other potentially serious alleged adverse drug experiences (whether labeled or unlabelled) with respect to the Product of which it becomes aware promptly and in no event later than five
(5) working days after initial receipt of the information by such party. Each such report shall identify lot numbers and customers affected, if known. Each of RPR GmbH and R&D will provide to the other party at the end of each calendar half-year a summary of all other adverse drug experiences with respect to the Product of which it is aware.

D.   TERM
     ----

1. The term of this Agreement shall commence on the Effective Date and shall continue until the expiration or termination of the Distribution Agreement.

E.   FORCE MAJEURE
     -------------

No party shall be responsible or liable to the other hereunder for any failure or delay in its performance under this Agreement caused by war, fire, accident or other casualty, labor disturbance, Act of God or the public enemy, or any other contingency beyond such party's reasonable control. In the event of the applicability of this Article, the party affected by such Force Majeure event shall use commercially reasonable efforts to eliminate, cure and overcome such event and resume performance of its obligations hereunder.

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F.   RESPONSIBILITIES/ PRODUCT LIABILITY
     -----------------------------------

1. R&D shall hold each of RPR and RPR GmbH harmless from any product liability claims or from any product liability damages arising from the Territory in relation to R&D's or its Distributing Partners (as defined in the Distribution Agreement) use of the Product. It is agreed that R&D promptly notifies RPR and RPR GmbH of any such claims and that R&D cooperates with RPR and RPR GmbH in defending against such claims, and provided also that such claims or damages do not result in whole or in part from any negligence or defects attributable to RPR and RPR GmbH (as to which RPR or RPR GmbH, jointly indemnities R&D), and provided that RPR or RPR GmbH promptly notifies R&D of preclinical and clinical data relating to any serious or previously unknown side effects of or adverse reaction to the Product. RPR and RPR GmbH will not (except as provided in parenthesis above) have to bear any damages or financial indemnity for R&D, its distributors or a third party.

2. Neither RPR nor RPR GmbH is responsible in case the Dagenham production site is not approved by the FDA.

3. This article and the obligations contained herein shall survive the expiration of this Agreement, or the termination of this Agreement for any reason whatsoever, until the applicable statutes of limitations have all expired.

                         ARTICLE IV. -- MISCELLANEOUS
                         ----------------------------

A.   INDEPENDENT CONTRACTOR
     ----------------------

In making and performing this Agreement, the parties are acting and shall act as independent contractors. Nothing in this Agreement shall be deemed to create an agency, joint venture, or partnership relationship between the parties hereto. No party shall have the authority to obligate any other party in any respect, and no party shall hold itself out as having any such authority except RPR as to RPR GmbH, and RPR GmbH as to RPR. All personnel of RPR and RPR GmbH shall be solely employees of RPR and RPR GmbH, respectively, and shall not represent themselves as employees of R&D. All personnel of R&D shall be solely employees of R&D and shall not represent themselves as employees of RPR or RPR GmbH.

B.   ASSIGNMENT
     ----------

1. This Agreement and all rights and obligations hereunder are personal to the parties hereto and may not be assigned, other than to Affiliates as defined herein, without the express prior written consent of the other parties. Any assignment or attempt at same in the absence of such prior written consent shall be void and without effect. However, no such assignment shall relieve the assigning party of its obligations hereunder.

2. RPR GmbH hereby represents that RPR is an Affiliate of RPR GmbH as such term is defined in the Distribution Agreement.

C.   AMENDMENTS
     ----------
This Agreement may only be modified, amended, or supplemented by an instrument in writing executed by RPR, RPR GmbH & R&D.

D.   WAIVERS
     -------

No term or provision hereof will be considered waived by any party, and no breach excused by any party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by any party to, or waiver of a breach by any party, whether expressed or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by any party.

E.   NOTICES
     -------

Any notice or communication required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes (1) on the day of dispatch if sent on a business day (in the county of the recipient's location) by telecopier to the indicated number (with confirmation of receipt);
(2) three days after dispatch if sent by express courier (such as DHL) to the indicated address below; and (3) seven days after dispatch if sent by registered mail, postage prepaid, to the indicated address below:

     Makoff R&D Laboratories, Inc.
     4640 Admiralty Way
     Suite 710
     Marina del Rey, CA 90292
     U.S.A.
     Attention: General Counsel
     Telecopier No. (310) 577-0744

     Rhone-Poulenc Rorer GmbH
     Nattermannallee 1
     D-5000 Cologne 30
     Germany
     Attention: Geschaftsleitung
     Telecopier No. 011-49-221-509-2711

     Rhone-Poulenc Rorer Ltd.
     Rainham Road South
     Dagenham, Essex, RM 10 7XS U.K.
     Attention: Customer Service Manager for the Sterile Business Stream Telecopier No.: 011-44-181-919-2006

F.   COUNTERPARTS
     ------------

This Agreement shall become binding when any one or more counterparts hereof, individually, or taken together, shall bear the signatures each of the parties hereto. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

G.   HEADINGS
     --------
The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

H.   ARBITRATION AND GOVERNING LAW
     -----------------------------

This Agreement shall be construed, and the rights of the parties determined, in accordance with Swiss law. All disputes, controversies, or differences which may arise between the parties out of, or in relation to, or in connection with, this Agreement or for the breach thereof, shall be finally settled by arbitration held under Swiss law and by which each party hereto is bound. The arbitration proceedings with the application of Swiss law shall take place in Zurich, Switzerland and will be conducted in the English language.

I.   SEVERABILITY
     ------------

Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

J.   ENTIRE AGREEMENT
     ----------------

This Agreement, the Prior Agreements and the contents of the February 3, 1997 letter of RPR GmbH to R&D regarding Schein Pharmaceutical constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, express or implied, oral or written with respect thereto.

K.   INTERPRETATION
     --------------

To the extent of any conflict or inconsistency, of any nature, between the Agreement and the Prior Agreements, the provisions of the Prior Agreements shall exclusively govern. If and when any such conflicts or inconsistencies (between this Agreement and the Prior Agreements) are identified by any party, the parties hereto will work together to promptly resolve such conflicts or inconsistencies and, if material, incorporate the resulting resolution into an amendment to this Agreement.

In the event that any material provision of this Agreement needs to be changed during the term hereof, all parties hereto agree to negotiate in good faith to consider such a proposed change, irrespective of which party initiated the change and, if adopted and material, the resulting change would be included in an amendment to this Agreement.

IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have duly executed this Agreement, including exhibits, as of the Effective Date.

Makoff R&D Laboratories, Inc.


By:     ____________________________

Name:   Robert G. Weitzman

Title:  Chief Financial Officer

Rhone-Poulenc Rorer GmbH                       Rhone-Poulenc Rorer Ltd


By:     ____________________________           By:    __________________________

Name:   ____________________________           Name:  C.C.B. Waights

Title:  ____________________________           Title:  V.P. & General Mgr.-Deg.

                                   EXHIBIT A


                     FERRLECIT(R) INJECTION SPECIFICATIONS

Test                                      Method                         Specification
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------
[*]                                 [*]                  [*]
-------------------------------------------------------------------------------------------------------

[*]

                                   EXHIBIT B


                              TECHNICAL AGREEMENT

This agreement defines the steps to be taken to ensure that European Community Guidelines and U.S. Food and Drug Administration Guidelines concerning Good Pharmaceutical Manufacturing Practices (GMP) are being followed when product is made by RPR for sale by R&D.

1.   Product

The Product (Ferrlecit(R) Injection) is as listed in Appendix I.

2.   Materials

All Product supplied by RPR will meet the most recent version of the release specifications listed in Appendix I, as such specifications may be amended from time to time to comply with applicable regulatory standards.

3.   Manufacture - General

3.1 The good manufacturing practices for drug product detailed in The Rules Governing Medicinal Products in the European Community, volume IV, and in the then-current U.S. Code of Federal Regulations, will govern the manufacture of the Product.

3.2 RPR will manufacture, package and test (except for sucrose and molecular weight) (subject to Section 3.4 below) the Product at its plant at Rainham Road South, Dagenham, Essex, England.

3.3 RPR will not use any new manufacturing or testing operations for the Product, or transfer any manufacturing or testing operations for the Product to any third parties or other sites until after any required FDA approval has been obtained. In any such case, RPR will provide written information to R&D with respect to the proposed change, and R&D will seek expeditiously the required FDA approval on RPR's behalf However, R&D makes no assurances that such approval would be forthcoming from the FDA and, furthermore, R&D has no responsibility to RPR or RPR GmbH if such approval was not granted by the FDA by a particular time, or any time at all.

3.4 R&D through [ * ] will be responsible for testing of Molecular Weight and Sucrose until such time as validated assay methodologies can be transferred to and incorporated by RPR.

3.5 Any significant change in the process, test procedures, change in the source of starting materials, equipment or facilities required by RPR must be approved in writing by R&D before the change can be implemented. However, in any event, no change may be made that is not in compliance with FDA regulations.

4.   Rework

There shall be no reworking of the Product.

5.   Documents

5.1 The Product will be manufactured and packaged in accordance with the RPR manufacturing and packaging procedures as included in the latest version of the approved NDA for the Product.

5.2 Any deviation from the process during manufacture must be carefully investigated, explained and documented in the batch records, justified and approved by RPR Quality Assurance and Production Managers and included in the document package.

5.3 A full document package will be provided by RPR to R&D for the first three batches. Contents of the full document package is listed in Appendix II. Thereafter, a reduced document package for each batch will be provided along with each batch as it is made available to R&D with a full package available yearly. R-PR will, however, supply a full package if needed for a particular purpose (e.g., regulatory inspection, or potential regulatory exposure, such as a recall or complaint) to be notified in writing by R&D to RPR. Contents of the various document packages are listed in Appendix II.

5.4 RPR will promptly provide R&D all FDA and similar authorities outside of the U.S. reports, notices, and the like issued to RPR in respect of the Product. RPR will also provide R&D with any FDA reports on the Dagenham facility if they could in any way affect the Product. RPR will also provide R&D with RPR's responses to the foregoing.

5.5 R&D will provide RPR with copies of all FDA and similar authorities outside of the U.S. correspondence as well as all reports, notices, and the like, issued to R&D in respect of the Product.

6.   Batch Number

The RPR batch number will be used for numbering each batch of Product. This number will appear on all documents relating to the particular batch of the Product.

7.   Dates of Manufacture and Expiry

The shelf-life for the Product is given in Appendix II RPR will assign the Date of Manufacture based on the day of first mixing of constituent materials. RPR will calculate the expiration date for each batch of product based on the
(i) date of manufacture and (ii) shelf life..

8.   Quality Assurance/Quality Control

8.1 Quality Control of materials and components supplied by RPR will be undertaken by RPR in accordance with the suppliers' procedures, test methods, Specifications and conditions contained in the approved NDA for the Product. RPR will follow FDA rules/guidelines for any changes and will first notify R&D of any changes in writing.

8.2 In process testing as defined in the approved RPR Manufacturing Procedure, will be undertaken by RPR in accordance with the procedures, methods and Specifications contained in the approved NDA for the Product. RPR will follow FDA rules/guidelines for any changes and will first notify R&D of any changes in writing.

8.3 RPR and R&D will agree on the finished product specifications and methods of analysis to be used in each laboratory, as provided in the NDA. RPR will follow FDA rules/guidelines for any changes and will first notify R&D of any changes in writing.

8.4 RPR will fully test the Product to the finished product Specifications as agreed to by both par-ties. An exception to this is Molecular Weight and Sucrose - see 3.4 above.

8.5 R&D, or its agent will positively identify all batches of the Product received using a suitable physical test. Release of Product to the market is the responsibility of R&D, or its agent based on R&D's, or its agent's physical testing and the document package provided by RPR.

8.6  RPR will allow Quality Assurance representatives from R&D to have access to its manufacturing, warehousing, and laboratory premises at reasonable times for audit purposes, once per year or as is reasonably needed to adequately assure compliance upon extenuating circumstances (e.g., a follow -up audit after
                                                  ----
a negative FDA 483 inspection). Access for subdistributors' Quality Assurance representatives and/or representatives from R&D is at the sole discretion of RPR.

8.7 There will be no carry over with production of the Product and R&D will be supplied with full batches, assuming that R&D orders in full batch quantity multiples.

9.   Rejection

9.1 Any patent problem likely to cause rejection of the Product by R&D will be communicated to the RPR Head of Quality Control by fax as soon as possible, but in any case, within 45 days of transfer of title to R&D.

9.2 Rejection caused by incorrect information or materials supplied by R&D will be the responsibility of R&D.

9.3 Rejection, regardless of when discovered, caused by incorrect manufacturing or by incorrect monitoring of processes, or by incorrect materials supplied by RPR, will be the responsibility of RPR.

9.4 Any problems thought to be due to manufacture or stability, which are found during the sale of the Product will be communicated by R&D to RPR. RPR will investigate and report results to R&D which is responsible for conducting any Product recalls. If, as the result of the investigation, it is determined that the problems identified are the result of manufacturing, then RPR shall be responsible to replace the Product in the next quarter or allow R&D to add the amount to a future order even though it would violate the Relevant Band and pay all related costs associated therewith (see Article IIE of the Agreement entitled "Recalls").

9.5 Any problems thought to be due to manufacture or stability, which are found by RPR during normal monitoring of retained batches, shall be communicated by RPR to R&D's Head of Quality promptly after results have been confirmed by laboratory testing conducted within a reasonable length of time. RPR and R&D will fully define the parameters of a field alert requirement prior to the first commercial shipment.

10.  Retained Samples

10.1 RPR will, where feasible, retain sufficient samples of the raw materials used to carry out the full specification tests in duplicate for five (5) years from date of receipt.

10.2 RPR will retain, at minimum, sufficient samples of the final stage Product to carry out the full specification tests in duplicate for the expiry period of the Product plus one (1) year.

11.  Stability Testing

11.1 RPR Quality Assurance will be responsible for maintaining a stability testing program for the Product, and will provide an annual stability report to R&D or information to R&D earlier if results of stability testing indicate any failure. Annual reports to the FDA or other regulatory authorities in the R&D territories are the responsibility of R&D, although the information required with respect to stability will be supplied promptly by RPR on request. All efforts will be made by RPR to assure that any requested information is promptly provided.

11.2 The details of the stability testing program to be maintained is that required and approved under the most current version of the NDA in the possession of R&D the parameters of which are defined in Appendix III. R&D will ensure that RPR is provided promptly with any FDA mandated changes that will affect the stability program parameters.

Makoff R&D Laboratories, Inc.


By:_____________________________________

Name:  Robert G. Weitzman

Title:  Chief Financial Officer


Rhone-Poulenc Rorer GmbH                  Rhone-Poulenc Rorer Ltd


By:_____________________________________  By:___________________________________

Name:___________________________________  Name:  C.C.B. Waights

Title:__________________________________  Title:  V.P. & General Mgr.-Deg.

                                   APPENDIX I

Product Name 869323                        Specification Ref.       Shelf Life          Manufacturing
                                                  Nos.               (Months)           Document No.
---------------------------------------------------------------------------------------------------------
Ferrlecit(R) Injection [*] ml. x [*]            RPR/R[*]
 USA Ampoules
---------------------------------------------------------------------------------------------------------

     RPR will make any changes in the specification reference number, if necessary, and will incorporate the shelf life and manufacturing document number into this appendix, consistent with the latest version of the Ferrlecit NDA once R&D has received final FDA approval.

                                  APPENDIX II

                              THE DOCUMENT PACKAGE

Each document will bear the Batch Number.

Full Document Package:
----------------------
      Certificate of Analysis
      Batch Manufacturing Record (BMR) including all dispensing details Manufacturing Procedure
      In-Process Results
      Batch Yields
      Finished Product Microbiological & Analytical Results
      Deviation Reports
      Date of Manufacture
      Expiry Date
      Packaging Record
      Packing Slip (Product description, NDC number, date of manufacture, batch number(s), expiry date(s), batch quantities, the number of pallets per batch, storage conditions, purchase order number, and destination)

Reduced Document Package:
------------------------
      Certificate of Analysis
      Statement of Conformity with Agreed Procedures
      Packing Slip

                            STATEMENT OF CONFORMANCE
                            ------------------------

This confirms that Product ______________________________ Batch No._____________

has been manufactured to BNM No. _________________________ on (date)____________

in conformance with the agreed manufacturing and control procedures.

*  There were no deviations from the agreed procedure, or

*  Deviations from the agreed procedure are described in the attached reports.

The number of units which were passed as satisfactory were __________________.


_______________________________________
Quality Control Manager
Rhone-Poulenc Rorer

                                  APPENDIX III

The first three production batches of Ferrlecit(R) Injection released for U.S. distribution upon approval of the NDA will be placed on stability in accordance with the stability conditions, time points, and test requirements listed below. Thereafter, one additional production batch each year will also be placed into the room temperature stability program and tested annually until the expiration date is reached.

Stability test conditions:              [*](degrees)C and [*]% relative
                                        humidity.

Stability time points:                  [*] months and annually thereafter until
                                        the desired expiration date is reached.

Stability test requirements:            At each test point, testing will be
                                        conducted as per all regulatory
                                        specifications and methods as provided
                                        in the NDA section B.7.2 (volume test
                                        and ID test for benzyl alcohol
                                        excluded). Sterility, bacterial
                                        endotoxin and particulate testing will
                                        be performed initially and at expiration date (end of shelf life).

                               AMENDMENT NO. 1 TO
                       MANUFACTURING AND SUPPLY AGREEMENT

     This Amendment to the Manufacturing and Supply Agreement dated as of December 1, 1998, between Makoff R&D Laboratories, Inc., doing business as R&D Laboratories, Inc. ("R&D"), on one hand and Rhone-Poulenc Rorer GmbH ("RPR GmbH") and Rhone-Poulenc Rorer Ltd. ("RPR Ltd."), on the other hand is being entered into as of.............. 2000.

     WHEREAS, A. Nattermann & Cie. GmbH, an affiliate of RPR GmbH, owns the rights, including the trademark, to Ferrlecit(R), an iron gluconate product (the "Product");

     WHEREAS, R&D and RPR GmbH entered into a Distribution Agreement dated June 24, 1993, as amended to date (the "Distribution Agreement") and a Trademark Agreement dated August 26, 1993, as amended to date (the "Trademark Agreement"), which grant R&D the right to distribute the Product in the R&D Territory (as defined in the Distribution Agreement), on the terms and conditions that are set forth in those Agreements;

     WHEREAS, R&D on the one hand, and RPR GmbH and RPR Ltd. on the other hand, entered into a Manufacturing and Supply Agreement dated as of December 1, 1998 (the "R&D/RPR" M&S Agreement"), which sets forth the terms and conditions pursuant to which RPR Ltd. has agreed to supply all of R&D's requirements of the Product for distribution in the R&D Territory;

     WHEREAS, as of January 1, 1999, R&D transferred all of its right, title and interest in the Distribution and Trademark Agreements and the R&D/RPR M&S Agreement to its wholly owned subsidiary, R&D Ferrlecit Capital Resources, Inc.;

     WHEREAS, RPR GmbH, A. Nattermann & Cie. GmbH and RPR Ltd. are affiliates of Aventis S.A., France, a life science group of companies, with Aventis Pharma AG, Germany, as holding company for the pharmaceutical division of Aventis S.A., France;

     WHEREAS, R&D on one hand and RPR GmbH and RPR Ltd. on the other hand (hereinafter referred to as "Aventis") are desirous of amending certain terms and conditions of the R&D/RPR M&S Agreement; and

     WHEREAS, R&D and Aventis shall be hereinafter referred to in this Amendment individually as a Party, or collectively as the Parties.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises and covenants contained herein, the Parties agree as follows:

Section A.  Changes to the R&D/RPR M&S Agreement:  Other than those provisions
----------  ------------------------------------
of the R&D/RPR M&S Agreement that are expressly and specifically amended herein, the remaining terms and conditions of the R&D/RPR M&S Agreement shall not be amended by this Amendment and will remain in full force and effect.

For the purpose of this Amendment the term "Purchase Order" shall mean a firm and binding purchase order.

Section B.  Order Forecasting Method:  The Parties agree to modify the method by
----------  ------------------------
which R&D provides Aventis with its order forecasts for the Product, as set forth below in this Section B.

     1. Effective January, 2001, R&D shall provide Aventis with a [*] rolling order forecast (the "Rolling Forecast") by calendar months of the Product that it requires, instead of the current [*] Rolling Forecast. The [*] Rolling Forecast will be updated quarterly, with the update due on, or before, the first day of each calendar quarter.

          The first such R&D [*] Rolling Forecast will be due on, or before, [*]. However, since Purchase Orders for the period from [*] will be provided to Aventis by R&D prior to [*] (see Section B.4.d. below), the first R&D [*] Rolling Forecast for [*] will include additional Purchase Orders for the period from [*].

     2. The Rolling Forecast shall be presented to Aventis with batches being the unit of measure of the Product being ordered by R&D. The demonstrated average yield for these batches of Product is [*] ampoules.

     3. Beginning with the first quarter of 2001, at the end of each calendar quarter, R&D shall update the Rolling Forecast by providing Aventis with an additional [*] of forecasted requirements of the Product. These additional [*] shall become months [*] through [*] of the updated version of the Rolling Forecast.

     4.   The Rolling Forecast shall contain four (4) bands:

          a. The most current [*] of the Rolling Forecast shall be referred to herein as Band 1. No change shall be made in the number or timing of the forecasted batches, once the first day of a calendar quarter becomes part of Band 1.

          b. The next [*] of the Rolling Forecast shall be referred to herein as Band 2. No change shall be made in the number or timing of the forecasted batches, once a calendar quarter becomes part of Band 2. However, a [*]-time increase or decrease of up to a maximum of [*]% may be made when a calendar quarter moves from Band 2 (as months [*] - [*]), to Band 1 (as months [*] - [*]). Notwithstanding any contrary provision herein, in the event a Purchase Order submitted by R&D hereunder does not meet the requirement that it equals a full batch size or a multiple thereof, the quantity of Product reflected on such Purchase Order shall be rounded down to the nearest multiple of the full batch size.

          c. The next [*] of the Rolling Forecast shall be referred to herein as Band 3. No change shall be made in the number or timing of the forecasted batches, once a calendar quarter becomes part of Band 3. However, a one-time increase or decrease of up to a maximum of [*]% may be made when a calendar quarter moves from Band 3 (as months [*] - [*]) to Band 2 (as months [*] - [*]). Notwithstanding any contrary provision herein, in the event a Purchase Order submitted by R&D hereunder does not meet the requirement that it equals a full batch size or a multiple thereof, the quantity of Product reflected on such Purchase Order shall be rounded down to the nearest multiple of the full batch size.

          d. The last [*] of the Rolling Forecast shall be referred to herein as Band 4. No change shall be made in the number or timing of the forecasted batches, once a calendar quarter Is added to Band
               4. However, a one-time increase or decrease of up to a maximum of [*]% may be made when a calendar quarter moves from Band 4 (as months [*] - [*]), to Band 3 (as months [*] - [*]). No partial batches shall be allowed when such increase or decrease occurs.

          e. [*] Promptly after execution of this Amendment, R&D shall provide Aventis with Purchase Orders for the Product that it is ordering for the period from [*], as set forth below in Section C.

          f. In the event that the Parties agree to a change in the delivery system of the Product and such a change materially modifies the Rolling Forecast mechanism described hereinabove, the Parties agree to meet and confer in good faith to make the necessary modifications in the process described herein.

          g. Aventis shall not be obligated to accept Purchase Orders above the number of the batches in Band 1; provided that Aventis shall accept any Purchase Order required hereunder to be submitted by R&D pursuant to Section C hereinbelow.

     5. Before a calendar quarter has moved into Band 1 (and become part of the first [*] of the most recent version of the Rolling Forecast), R&D shall provide Aventis with a Purchase Order for the quantities of the Product to be supplied, during that particular calendar quarter. Once such a Purchase Order has been provided to Aventis, R&D may not change the amounts set forth therein. On the other hand, once a Purchase Order has been received by Aventis, Aventis is obligated to supply such Product to R&D, in the quantities and on the timetable set forth in the Purchase Order. This provision regarding Purchase Order placement, supersedes any contrary provision in the R&D/RPR M&S Agreement.

          In the event that Aventis cannot satisfy a Purchase Order full, either as to delivery schedule or as to quantities ordered, the procedure set forth in Article IIB3 of the R&D/RPR M&S Agreement shall be applied to the new band approach set forth herein. Therefore, in such event, R&D shall be allowed to add the amount of the shortfall in supply from Aventis to a future order, even though by doing so it would cause such future order to exceed the band provisions set forth herein.

     6. For purposes of clarification, the provisions of the R&D/RPR M&S Agreement, which allow for a Relevant Band (as defined therein) of [*] at the time of the issuance of a Purchase Order, are hereby specifically rescinded.

     7. The provisions of the R&D/RPR M&S Agreement, that allowed for a [*]% adjustment when forecasted batches became months [*] in the most recent Rolling Forecast, are hereby specifically rescinded and superseded.

     8. The R&D/RPR M&S Agreement described "satisfactory performance" by RPR Ltd. (now Aventis) as supplying R&D with batches that contained at least [*]% and no more than [*]% of its projected batch size of [*] ampoules (the "Demonstrated Yield"). The Parties agree to increase this acceptable range to at least [*]% and no more than [*]% of the Demonstrated Yield. The provisions of the R&D/RPR M&S Agreement are hereby changed accordingly. Although Aventis will notify R&D of the availability of batches that fall outside of this acceptable range, R&D shall have no obligation to accept such batches.


Section C.  Product Orders-for the Period Beginning August, 2000 through
----------  ------------------------------------------------------------
December 31,1002: The Parties hereto agree to the following orders:
----------------

     1.   For the balance of 2000:

          a. At the present time, R&D has ordered a total of [*] batches from Aventis for delivery in 2000 and has provided Aventis with Purchase Orders for same. The Parties hereby agree to change such order from a total of [*] batches to be delivered to R&D for 2000, to a target total of [*] batches to be delivered to R&D for 2000.

          b. Aventis agrees to use its commercially reasonable efforts to provide R&D with [*] batches for 2000.

          c. Promptly after execution hereof, Aventis shall provide R&D with a delivery schedule for the target total of [*] batches referenced above for 2000.

          d. Promptly after execution hereof, R&D shall Provide Aventis with a Purchase Order requesting a minimum of [*] additional batches for 2000 (from [*] batches).

     2. For 2001: R&D's current forecast for Product to be delivered by Aventis to R&D in 2001, is hereby superseded with the following:

          a.   R&D shall order a total of [*] batches for 2001.

          b. Aventis hereby agrees to supply R&D with a total of [*] batches for 2001. It is Aventis' intention to provide such batches to R&D ratably throughout 2001. By no later than the execution of this Agreement, Aventis shall provide R&D with a delivery schedule which sets forth the projected delivery dates for the [*] batches in 2001.

          c. Promptly after execution hereof, R&D shall provide Aventis with a Purchase Order for a total of [*] batches for 2001. The delivery dates for such batches shall be left open, pending receipt by R&D of the Aventis Pharma 2001 delivery schedule.

     3. For 2002: R&D's partial year current forecast for Product to be delivered by Aventis to R&D in 2002, is hereby superseded with the following:

          a.   R&D shall order a total of [*] batches for 2002.

          b. Aventis hereby agrees to supply R&D with a total of [*] batches for 2002. It is Aventis' intention to provide such batches to R&D ratably throughout 2002. By no later than September 30, 2001, Aventis shall provide R&D with a delivery schedule which sets forth the projected delivery dates for the [*] batches in 2002.

          c. Promptly after execution hereof, R&D shall provide Aventis with a Purchase Order for a total of [*] batches for 2002. The delivery dates for such batches shall be left open, pending receipt by R&D of the Aventis Pharma 2002 delivery schedule, which is due September 30, 2001, as set forth above.


Section D.  Method of Payment: The Parties agree to change the method of payment
----------  -----------------
from R&D to Aventis for the batches of Product supplied by Aventis as follows:

     1. From time to time, R&D will advance Aventis funds as a prepayment against future deliveries of the Product to R&D. Such advances shall be wired to Aventis in EURO by R&D. The amount of each of these advances in the future, shall be between [*].

     2. Aventis shall give R&D credit for the fends transferred in the Deutsche Mark equivalent of the EUROs wired. R&D shall endeavor to keep the outstanding pre-payment balance with Aventis to no greater than [*] of future deliveries of the Product.

     3. In the future, when the EURO replaces the Deutsche Mark, all amounts in the R&-D/RPR M&S Agreement will be automatically restated from Deutsche Marks to their EURO equivalents.

     4. Aventis shall keep contemporaneous records of all cash advances, and amounts charged against same for deliveries of Product to R&D.

     5. At the end of each calendar quarter, Aventis shall accrue an "in lieu of" amount of interest based on the net average prepayment balance that was outstanding for such quarter.

          a) From January 1, 2000 through September 30, 2000 - This in lieu of amount of interest shall be based on the average US weekly treasury bill rate during the calendar quarter.

          b) Beginning October 1, 2000 - This in lieu of amount of interest shall be based on the one month Euribor rate.

          c) At the end of each calendar quarter, R&D and Aventis shall reconcile their respective balances, including the accrued Interest

     6. The Parties agree that the requirement for R&D to maintain a letter of credit in favor of Aventis, is hereby eliminated.

In the event that any material provision of this Amendment needs to be changed during the term of the Distribution and Trademark Agreements, and the R&D/RPR M&S Agreement, the Parties hereto agree to negotiate in good faith to consider such a proposed change, irrespective of which party initiated the change and, if adopted and material, the resulting change will be included as an additional amendment to the R&D/RPR M&S Agreement.

     IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Amendment, as of the date first set forth hereinabove.

AGREED AND ACCEPTED:

Makoff R&D Laboratories, Inc. and its wholly owned subsidiary
R&D Ferrlecit Capital Resources, Inc.


_______________________________________
By:  Rhoda Makoff, Ph.D.
Its: President/CEO


RPR GmbH


_______________________________________
By:  Lindemann
Its: Managing Director


RPR Ltd.


_______________________________________
By:  Tony Whelan
Its: Site Director